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                                                                    EXHIBIT 99.2

                    (CREDIT SUISSE FIRST BOSTON LETTERHEAD)


                                                               September 9, 2003

Special Committee of the Board of Directors
On Command Corporation
7900 E. Union Avenue
Denver, CO 80237


Members of The Special committee:

Credit Suisse First Boston LLC ("CSFB") hereby consents to the inclusion of a copy of its opinion dated September 9, 2003 (the "Opinion") to the Special Committee of the Board of Directors of On Command Corporation in its entirety in any registration statement on Form S-4 or proxy statement relating to the merger of the Company with ONCO Acquisition Co. to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company and may include such additional disclosure regarding the Opinion and CSFB as is in form and substance satisfactory to CSFB and its counsel and is required by the federal securities laws.


CREDIT SUISSE FIRST BOSTON LLC